EXHIBIT 4.3



                        WARRANT TO PURCHASE COMMON STOCK

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED NEITHER THE WARRANT NOR THE SHARES MAY BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN THIS WARRANT OR THE SHARES ISSUABLE HEREUNDER.

Issuer:  World Golf League, Inc.
Class of Stock: Common Stock
Issue Date:         , 2005
           ---------
Expiration Date:           , 2008

                ----------
     THIS WARRANT TO PURCHASE COMMON STOCK is being issued pursuant to that certain Securities Purchase Agreement dated as of the date hereof (the "Purchase Agreement") between World Golf League, Inc., a Delaware corporation (the "Company") and DLC Capital Group, LLC, a New Jersey limited liability company ("Holder").

     1.1  Warrants.  The  Company  hereby grants to Holder the right to purchase
          --------
500,000,000 shares of the Company's Common Stock (the "Shares" or "Warrant Shares") at a price per share equal to the Exercise Price set forth in section
2.4 below. Defined terms not defined herein shall have the meanings ascribed to them in the Debenture or the Securities Purchase Agreement. This Warrant shall expire and Holder shall no longer be able to purchase the Warrant Shares on the Expiration Date.

                                    ARTICLE 2
                                    EXERCISE
                                    --------

     2.1  Method  of  Exercise. Holder may exercise this Warrant by delivering a
          -------------------
duly executed Warrant Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company's Transfer Agent, along with
----------
the aggregate Exercise Price for the Warrant Shares being purchased.

     2.2  Delivery  of  Certificate  and New Warrant. As promptly as practicable
          -----------------------------------------
after the receipt of the Warrant Notice of Exercise, but in any event not more than two (2) Business Days after the Company's receipt of the Warrant Notice of Exercise, the Company through its Transfer Agent shall issue the Shares and cause to be delivered via DWAC electronic delivery, or if unavailable, mailed for delivery by overnight courier to Holder a certificate representing the

Shares acquired and, if this Warrant has not been fully exercised and has not expired, a new Warrant substantially in the form of this Warrant representing the right to acquire the portion of the Shares not so acquired.

     2.3 Replacement of Warrants. On receipt of evidence reasonably satisfactory
         -----------------------
to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company and the posting of a reasonable bond as may be required or permitted by the applicable Uniform Commercial Code or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

     2.4  Exercise  Price.  The  Exercise  Price for the Warrant Shares shall be
          ---------------
equal to the lesser of (i) $0.25, or (ii) 70% of the average of the 5 lowest Volume Weighted Average Prices during the 20 Trading Days prior to exercise date. For purpose of this Warrant, "Volume Weighted Average Price" per Common Share means the volume weighted average price of the Common Shares during any Trading Day as reported on the NASDAQ OTCBB; provided that, if such security is not listed or admitted to trading on the NASDAQ OTCBB, as reported on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the volume weighted average price of the Common Shares during any Trading Day on the over-the-counter market as reported by Bloomberg LP or a similar generally accepted reporting service, as the case may be.

     2.5  Cashless  Exercise. Notwithstanding anything to the contrary contained
          ------------------
in this Warrant, if the Warrant Shares are not registered pursuant to an effective Registration Statement within one year from the Issue Date, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of Holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof ( a "Cashless Exercise"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, Holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it otherwise would be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price per share of the Common Stock and the Exercise Price, and the denominator or which shall be the then current Market Price per share of Common Stock.

                                    ARTICLE 3
                            ADJUSTMENT TO THE SHARES
                            ------------------------

     The number of Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

     3.1  Reclassification.  In  case  of  any  reclassification  or  change  of
          ----------------
outstanding securities of the class issuable upon exercise of this Warrant then, and in any such case, the Holder, upon the exercise hereof at any time after the consummation of such reclassification or change, shall be entitled to receive in lieu of each Share theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and/or property received upon such reclassification or change by a holder of one Share. The provisions of this Section 2.1 shall similarly apply to successive reclassifications or changes.

     3.2  Subdivision or Combination of Shares. If the Company at any time while
          -----------------------------------
this Warrant remains outstanding and unexpired shall subdivide or combine its Shares, the Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

     3.3  Stock  Dividends.  If  the  Company, at any time while this Warrant is
          ---------------
outstanding shall pay a dividend with respect to its Shares payable in Shares, or make any other distribution of Shares with respect to Shares (except any distribution specifically provided for in Section 2.1 and Section 2.2 above), then the Exercise Price shall be adjusted, effective from and after the date of determination of shareholders entitled to received such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction, (a) the numerator of which shall be the total number of Shares outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of Shares outstanding immediately after such dividend or distribution.

     3.4  Non-Cash  Dividends.  If the Company at any time while this Warrant is
          -------------------
outstanding shall pay a dividend with respect to Shares payable in securities other than Shares or other non-cash property, or make any other distribution of such securities or property with respect to Shares (except any distribution specifically provided for in Section 2.1 and Section 2.2 above), then this Warrant shall represent the right to acquire upon exercise of this Warrant such securities or property which a holder of Shares would have been entitled to receive upon such dividend or distribution, without the payment by the Holder of any additional consideration for such securities or property.

     3.5  Effect of Reorganization and Asset Sales. If any (i) reorganization or
          ----------------------------------------
reclassification of the Common Stock (ii) consolidation or merger of the Company with or into another corporation, or (iii) sale or all or substantially all of the Company's operating assets to another corporation followed by a liquidation of the Company (any such transaction shall be referred to herein as an "Event"), is effected in such a way that holders of common Stock are entitled to receive securities and/or assets as a result of their Common Stock ownership, the Holder, upon exercise of this Warrant, shall be entitled to receive such shares of stock securities or assets which the Holder would have received had it fully exercised this Warrant on or prior the record date for such Event. The Company shall not merge into or consolidate with another corporation or sell all of its assets to another corporation for a consideration consisting primarily of securities of such corporation, unless the successor or acquiring corporation, as the case may be, shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed or observed by the Company and all of the obligations and liabilities hereunder, subject to such modification as shall be necessary to provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 2. The foregoing provisions shall similarly apply to successive mergers, consolidations or sales of assets.

     3.6  Adjustment  of  Number of Shares. Upon each adjustment in the Exercise
          --------------------------------
Price, the number of Shares shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares, purchasable immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

     3.7  No  Impairment. The Company shall not, by amendment of its articles of
          --------------
incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all such action as may be reasonably necessary or appropriate to protect Holder's rights hereunder against impairment. If the Company takes any action affecting its Common Stock other than as described above that adversely affects Holder's rights under this Warrant, the Exercise Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Exercise Price of this Warrant is unchanged.

     3.8  Fractional  Shares.  No  fractional  Shares shall be issuable upon the
          ------------------
exercise of this Warrant, and the number of Shares to be issued shall be rounded down to the nearest whole Share.

     3.9  Certificate  as  to  Adjustments.  Upon any adjustment of the Exercise
          --------------------------------
Price, the Company, at its expense, shall compute such adjustment and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price in effect upon the date thereof and the series of adjustments leading to such Exercise Price.

     3.10 No Rights of Shareholders. This Warrant does not entitle Holder to any
          ------------------------
voting rights or any other rights as a shareholder of the Company prior to the exercise of Holder's right to purchase Shares as provided herein.

     3.11  Anti-dilution  Adjustment. If and whenever after the date hereof, the
           -------------------------
Company shall issue or sell any shares of its common stock for a consideration per share less than the Exercise Price in effect immediately prior to the time of issue or sale, then forthwith the Exercise Price shall be reduced to the prices (calculated to the nearest tenth of a cent) determined by dividing (1) an amount equal to the sum of (aa) the number of Common Shares outstanding immediately prior to such issue or sale (assuming the conversion and exercise of all securities convertible or exercisable into Common Shares) multiplied by the Exercise Price in effect immediately prior to such issue or sale, and (bb) the consideration, if any, received and deemed received by the Company upon such issue or sale, by (2) the total number of Common Shares outstanding and deemed outstanding immediately after such issue or sale. No adjustment of the Exercise Price, however, shall be made in an amount less that $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

                                    ARTICLE 4
                  REPRESENTATIONS AND COVENANTS OF THE COMPANY
                  --------------------------------------------

     4.1  Representations  and  Warranties.  The  Company  hereby represents and
          --------------------------------
warrants to Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, shall, upon issuance, be duly authorized, validly issued, fully paid and nonasessable, and free of any liens and encumbrances.

     4.2  Notice  of  Certain Events. If the Company proposes at any time (a) to
          --------------------------
declare any dividend or distribution upon its Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of Common Stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the Company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

     4.3  Information Rights. So long as Holder holds this Warrant and/or any of
          -----------------
the Shares, the Company shall deliver to Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days of their availability, the annual audited financial statements of the Company certified by independent public accountants of recognized standing, and (c) within forty-five (45) days after the end of each fiscal quarter or each fiscal year, the Company's quarterly, unaudited financial statements.

     4.4  Reservation  of Warrant Shares. The Company has reserved and will keep
          ------------------------------
available, out of the authorized and unissued shares of Common Stock, the full number of shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant.

     4.5  Registration  Rights.  If  Holder exercises this Warrant and purchases
          --------------------
some or all of the Shares, Holder shall have the Registration Rights set forth in that certain Registration Rights Agreement executed concurrently therewith.

                                    ARTICLE 5
                   REPRESENTATIONS AND COVENANTS OF THE HOLDER
                   -------------------------------------------

     5.1     Private  Issue.  Holder  understands  (i)  that the Shares issuable
             --------------
upon exercise of Holder's rights contained in the Warrant are not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by the Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on Holder's representations set forth in this Article 5.

     5.2  Financial  Risk. Holder has such knowledge and experience in financial
          ---------------
and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

     5.3  Risk  of  No Registration. Holder understands that if the Company does
          -------------------------
not register with the Securities and Exchange Commission pursuant to Section 12 of the Act, or file reports pursuant to Section 15(d), of the Securities Exchange Act of 1934 (the "1934 Act"), or if a registration statement covering the securities under the Act is not in effect when it desires to sell (i) the right to purchase Shares pursuant to the Warrant, or (ii) the Shares issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period.

     5.4  Accredited  Investor. Holder is an "accredited investor," as such term
          --------------------
is defined in Regulation D promulgated pursuant to the Act.

                                    ARTICLE 6
                                  MISCELLANEOUS
                                  -------------

     6.1     Term.  This  Warrant  is  exercisable,  in whole or in part, at any
             ----
time and from time to time on or after the Issue Date and on or before the Expiration Date set forth above.

     6.2  Compliance  with  Securities Laws on Transfer. This Warrant may not be
          --------------------------------------------
transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder.

     6.3  Transfer Procedure. Holder shall have the right without the consent of
          ------------------
the Company to transfer or assign in whole or in part this Warrant and the Shares issuable upon exercise of this Warrant. Holder agrees that unless there is in effect a registration statement under the Act covering the proposed transfer of all or part of this Warrant, prior to any such proposed transfer the Holder shall give written notice thereof to the Company (a "Transfer Notice"). Each Transfer Notice shall describe the manner and circumstances of the proposed transfer in reasonable detail and, if the company so requests, shall be accompanied by an opinion of legal counsel, in a form reasonably satisfactory to the Company, to the effect that the proposed transfer may be effected without registration under the Act; provided that the Company will not require opinions of counsel for transactions involving transfers to affiliates or pursuant to Rule 144 promulgated by the Securities and Exchange Commission under the act, except in unusual circumstances.

     6.4  Notices,  etc.  All  notices  and  other  communications  required  or
          -------------
permitted hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight courier service as follows:

     (1)     If to the Company, to:

     World  Golf  League,  Inc.
     2139  State  Road  434,  Suite  101,
     Longwood,  Florida  32779
     Telephone:     407-331-6272
     Facsimile:
               -----------------
     ATTN:
          ----------------------

     (2)     If to the Holder, to:

     DLC  Capital  Group,  LLC.
     4400  Route  9,  Suite  1000,
     Freehold,  New  Jersey  07728
     Telephone:
               -------------------
     Facsimile:
               -------------------
     ATTN:  Joseph  Fierro

or at such other address as the Company shall have furnished to the Holder. Each such notice or other communication shall for all purposes of this agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or five days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     6.5     Counterparts.  This  agreement  may  be  executed  in any number of
             ------------
counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Facsimile execution shall be deemed originals.

     6.6  Waiver.  This  Warrant  and  any  term  hereof may be changed, waived,
          ------
discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     6.7  Attorneys  Fees.  In  the  event  of  any  dispute between the parties
          ---------------
concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys fees.

     6.8  Governing  Law;  Jurisdiction.  This  Warrant shall be governed by and
          -----------------------------
construed in accordance with the laws of the State of Florida, without giving effect to its principles regarding conflicts of law. Each of the parties hereto consents to the jurisdiction of the federal courts whose districts encompass any
part of the City of     or the state courts of the State of              sitting
                   -----                                   --------------
in  the  City  of              in connection with any dispute arising under this
                 --------------
Warrant and hereby waives, to the maximum extent permitted by law, any objection including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

     6.9     Remedies.     The  Company  acknowledges that a breach by it of its
             --------
obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transactions hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Warrant will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Warrant, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Warrant and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

     IN WITNESS WHEREOF, the parties hereto have duly caused this Warrant to Purchase Common Stock to be executed and delivered on the date first above written.

World Golf League, Inc.                         DLC Capital Group, LLC.

By: /s/ MICHAEL PAGNANO                         By: /s/ JOSEPH FIERRO
    -------------------                         -----------------

Name: Michael Pagnano                           Name: Joseph Fierro

Title: President                                Title: CEO